Schedule A

to

Investment Advisory Agreement

of

JPMorgan Trust IV

Advisory Fee Rates

(amended as of February 13, 2019)

Name	Fee Rate
JPMorgan Core Focus SMA Fund	N/A
JPMorgan High Yield Opportunities Fund	0.60%
JPMorgan Municipal SMA Fund (effective upon the effectiveness of the Fund’s registration statement)	N/A
JPMorgan Securities Lending Money Market Fund*	0.08%
JPMorgan SmartSpending 2050 Fund (effective upon the effectiveness of the Fund’s registration statement)	0.35%
JPMorgan Ultra Short Municipal Fund	0.15%
JPMorgan Value Plus Fund	0.75%
JPMorgan Institutional Tax Free Money Market Fund*	0.08%
JPMorgan Equity Premium Income Fund*	0.25%
JPMorgan International Hedged Equity Fund**	0.25%
JPMorgan Emerging Markets Research Enhanced Equity Fund**	0.25%
JPMorgan International Equity Plus Fund***	0.60%
JPMorgan Macro Opportunities Fund***	0.85%

*	Initial term continues until October 31, 2019.
**	Initial term continues until October 31, 2020.
***	Initial term continues until October 31, 2021.

*      *       *      *      *

JPMORGAN TRUST IV	J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:	By:
Name:	Name:
Title:	Title: